Exhibit 10.1

AMENDMENT NO. 3 TO DEBENTURES

This Amendment No. 3 to Debentures (this “Agreement”) is made and entered into as of September 10, 2020 (the “Effective Date”) by and between LGBTQ Loyalty Holdings, Inc. (the “Company”) and Pride Partners LLC (“Pride” and together with the Company, the “Parties”) for the purpose of amending that certain 10% Original Issue Discount Senior Convertible Debenture due September 4, 2020 (as amended, the “Debentures”). Reference is made to that certain Amendment No. 1 to Securities Purchase Agreement, Debentures and Registration Rights Agreement, dated August 27, 2019 (“Amendment No. 1”) and that certain Amendment No. 2 to Securities Purchase Agreement, Debentures and Registration Rights Agreement, dated October 14, 2019 (“Amendment No. 2” , together with Amendment No. 1, the “Amendments”). The Parties have entered into that certain Securities Purchase Agreement, dated as of June 4, 2019, by and between the Parties (as amended, the “Purchase Agreement”) and that certain Registration Rights Agreement, dated as of June 4, 2019, by and between the Parties (as amended, the “RRA”, together with the Purchase Agreement and the Debentures, the “Transaction Documents”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Transaction Documents.

WHEREAS, the Parties previously entered into Amendment No. 1 and Amendment No. 2 to provide the Company with an additional $200,000 and $300,000, respectively, of funding to continue its business operations; and

WHEREAS, on the terms and subject to the conditions set forth herein, the Company and the Holder desire to amend the Debentures to extend the Maturity Date of the Debentures to October 15, 2020.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1. Definition of Maturity Date. Upon the Effective Date, the definition of Maturity Date as contained in one or more of the Transaction Documents shall be October 15, 2020 and such Maturity Date may be extended further on a month to month basis by Pride in its sole discretion. Any such extensions to the Maturity Date shall become effective upon the Company receiving written or email correspondence from Pride prior to the Maturity Date.

2. No Other Amendment. Except as expressly modified by this Agreement, all terms, conditions and covenants contained in the Transaction Documents shall remain in full force and effect.

3. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law and the parties will attempt to modify this agreement by insertion, deletion or revision so as to accomplish the original intent in a fashion that is not so prohibited or invalid.

4. Successors. This Agreement shall inure to the benefit of and bind (i) any and all heirs, successors in interest, assigns, officers, members or employees of the Parties, as applicable and (ii) any persons or entities that acquire assignee or all or substantially all of the assets or a portion of the assets of assignee, whether by asset sale, equity transfer, merger, combination or otherwise.

5. Venue. The Parties irrevocably submit exclusively to the jurisdiction of the State of New York and the venue of New York County in any action brought by the Parties concerning this Agreement or the performance thereof.

6. Choice of Law. This Agreement shall be governed by, construed and entered in accordance with the laws of the State of New York applicable to contracts deemed to be made within such state, without regard to choice of law or conflict of law provisions thereof.

7. Interpretation. No provision of this Agreement shall be interpreted or construed against any Party because that Party or its legal representative drafted it.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered by facsimile or other electronic transmission, which shall not impair the validity thereof.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.

LGBTQ LOYALTY HOLDINGS, INC.	PRIDE PARTNERS LLC

By:	By:
Name:	Name:
Title:	Title:

PRIDE PARTNERS, LLC

By:
Name:
Title: